Exhibit 10.3

ADMINISTRATION AGREEMENT

ADMINISTRATION AGREEMENT, dated as of [ ], 2022 (this “Administration Agreement”), is entered into by and between DTE ELECTRIC COMPANY, a Michigan corporation (“DTE Electric”), as administrator (in such capacity, the “Administrator”), and DTE ELECTRIC SECURITIZATION FUNDING I LLC, a Delaware limited liability company (the “Issuer”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture (as defined below). Not all terms defined in Appendix A to the Indenture are used in this Administration Agreement. The rules of construction set forth in Appendix A to the Indenture shall apply to this Administration Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer is issuing Securitization Bonds pursuant to that certain Indenture (including Appendix A thereto), dated as of the date hereof (the “Indenture”), by and between the Issuer and The Bank of New York Mellon, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary and account bank (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time, and the Series Supplement;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securitization Bonds, including (i) the Indenture, (ii) the Securitization Property Servicing Agreement, dated as of [ ], 2022 (the “Servicing Agreement”), by and between the Issuer and DTE Electric, as Servicer, (iii) the Securitization Property Purchase and Sale Agreement, dated as of [ ], 2022 (the “Sale Agreement”), between the Issuer and DTE Electric, as Seller, and (iv) the other Basic Documents to which the Issuer is a party;

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform, or cause to be performed, certain duties in connection with the Basic Documents, the Securitization Bonds and the Securitization Bond Collateral pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Issuer has no employees (other than its officers and managers) and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clauses and to provide such additional services consistent with the terms of this Administration Agreement and the Basic Documents as the Issuer may from time-to-time request; and

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Duties of the Administrator; Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a) furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including, without limitation, the following services:

(i) maintain at the Premises (as defined below) general accounting records of the Issuer (the “Account Records”), subject to year-end audit (if required by law), in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and, if required by law, arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii) prepare and, after execution by the Issuer, file with the Securities and Exchange Commission (the “SEC”) and any applicable state agencies documents required to be filed by the Issuer with the SEC and any applicable state agencies, including, without limitation, periodic reports required to be filed under the Securities Exchange Act of 1934, as amended;

(iii) prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv) prepare or cause to be prepared for execution by the Issuer’s Managers minutes of the meetings of the Issuer’s Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Basic Documents (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement, and the Certificate of Formation, the “Issuer Documents”); and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v) hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Basic Documents) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b) take such actions on behalf of the Issuer, as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c) take such actions on the behalf of the Issuer as are necessary for the issuance and delivery of Securitization Bonds and for the payment of principal of, and interest on, the Securitization Bonds and Ongoing Other Qualified Costs, including to deliver the Distribution Instructions in accordance with Section 8.02(e) of the Indenture;

(d) provide for the performance by the Issuer of its obligations under each of the Basic Documents, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents;

(e) to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Basic Documents, at the direction of the Indenture Trustee;

(f) provide for the defense, at the direction of the Issuer’s Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g) provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h) undertake such other administrative services as may be appropriate, necessary or requested by the Issuer;

(i) provide the Indenture Trustee with copies of the filings by the Issuer under the Securities Exchange Act of 1934, as amended; and

(j) provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer which (i) the Issuer is prohibited from taking under the Basic Documents, or (ii) would cause the Issuer to be in violation of any U.S. federal, state or local law or the LLC Agreement.

In performing its duties, hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

Section 2. Compensation.

(a) As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by DTE Electric of its obligations in its capacity as Servicer), the Administrator shall be entitled to $50,000 annually (the “Administration Fee”), payable by the Issuer in installments of $25,000 on each Payment Date. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by DTE Electric in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Expenses”).

(b) In the event that one or more series of Additional Securitization Bonds (i.e., other than the Securitization Bonds) is issued by the Issuer, the administration fees and other costs and expenses described above payable by the Issuer may be assessed to each series of securitization bonds (including the Securitization Bonds) on a pro rata basis, based upon the respective outstanding principal amounts of each series of securitization bonds, and the Administration Agreement may be amended to provide that DTE Electric will provide administrative services to the Issuer with respect to any such Additional Securitization Bonds.

Section 3. Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent auditors’ fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

Section 4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Securitization Bond Collateral as the Issuer shall reasonably request.

Section 5. Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

Section 6. No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Section 7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its shareholders, directors, officers, employees, subsidiaries or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer.

Section 8. Term of Agreement; Resignation and Removal of Administrator.

(a) This Administration Agreement shall continue in force until the Payment in Full of the Securitization Bonds and any other amount which may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate.

(b) Subject to Sections 8(e) and 8(f), the Administrator may resign its duties hereunder by providing the Issuer and the Rating Agencies with at least sixty (60) days’ prior written notice.

(c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator and the Rating Agencies with at least sixty (60) days’ prior written notice.

(d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator and the Rating Agencies if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten (10) days (or, if such default cannot be cured in such time, shall (A) fail to give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within thirty (30) days thereafter);

(ii) a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee as soon as practicable but in any event within seven (7) days after the happening of such event.

(e) No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

(f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

Section 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or (d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 hereof through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Securitization Bond Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or (d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 10. Administrator’s Liability. Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its shareholders, directors, officers, employees, subsidiaries or affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself).

Section 11. Indemnity.

(a) Subject to the priority of payments set forth in the Indenture, the Issuer shall indemnify the Administrator, its shareholders, directors, officers, employees and affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) which any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator’s gross negligence or willful misconduct in the performance of its obligations hereunder.

(b) The Administrator shall indemnify the Issuer, its members, managers, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Issuer is a party thereto) that any of them may incur as a result of the Administrator’s gross negligence or willful misconduct in the performance of its obligations hereunder.

Section 12. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a) if to the Issuer, to DTE Electric Securitization Funding I LLC, at One Energy Plaza, Detroit, Michigan 48226-1279, Attention: Timothy J. Lepczyk, Secretary, Telephone: (313) 235-6118, Email: timothy.lepczyk@dteenergy.com;

(b) if to the Administrator, to DTE Electric Company, at One Energy Plaza, Detroit, Michigan 48226-1279, Attention: Timothy J. Lepczyk, Assistant Treasurer, Telephone: (313) 235-6118, Email: timothy.lepczyk@dteenergy.com; and

(c) if to the Indenture Trustee, to the Corporate Trust Office;

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, delivered via overnight courier, or hand-delivered or delivered by electronic means of communication (including email) to the address of such party as provided above.

Section 13. Amendments. This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with ten Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Administration Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Administration Agreement or of modifying in any manner the rights of the Holders; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder and that all conditions precedent have been satisfied or (ii) to conform the provisions hereof to the description of this Administration Agreement in the Prospectus.

In addition, this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

The Administration Agreement may also be amended in accordance with the provisions of Section 2(b) hereof.

Prior to the execution of any amendment to this Administration Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Administration Agreement and that all conditions precedent have been satisfied.

Section 14. Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Indenture Trustee and without satisfaction of the Rating Agency Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including without limitation any Permitted Successor; provided, that such successor or organization executes and delivers to the Issuer an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 14, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

Section 15. GOVERNING LAW. THIS ADMINISTRATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

Section 17. Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement.

Section 18. Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 19. Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date which is one year and one day after Payment in Full of the Securitization Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

Section 20. Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third party beneficiary of this Administration Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

DTE ELECTRIC SECURITIZATION FUNDING I LLC
as Issuer

By:
Name:
Title:

DTE ELECTRIC COMPANY, as Administrator

By:	Name:
Title:

Signature Page to Administration Agreement